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                                                                      Exhibit 21

               LIST OF SUBSIDIARIES OF PEABODY ENERGY CORPORATION

              Name of Subsidiary                     Jurisdiction of Incorporation/Organization
Affinity Mining Company                                             West Virginia
Arclar Company, LLC                                                 Indiana
Arid Operations Inc.                                                Delaware
BTU Venezuela LLC                                                   Delaware
BTU Worldwide, Inc.                                                 Delaware
Beaver Dam Coal Company                                             Delaware
Big Ridge, Inc.                                                     Illinois
Big Sky Coal Company                                                Delaware
Black Beauty Coal Company                                           Indiana
Black Beauty Equipment Company                                      Indiana
Black Beauty Holding Company, LLC                                   Delaware
Black Beauty Mining, Inc.                                           Indiana
Black Beauty Resources, Inc.                                        Indiana
Black Beauty Underground, Inc.                                      Indiana
Black Hills Mining Co., LLC                                         Illinois
Black Stallion Coal Company, LLC                                    Delaware
Black Walnut Coal Company                                           Delaware
Bluegrass Coal Company                                              Delaware
CL Hartford, L.L.C.                                                 Delaware
CL Power Sales Three, L.L.C.                                        Delaware
CL Power Sales Eight, L.L.C.                                        Delaware
CP Power Sales Sixteen, L.L.C.                                      Delaware
Caballo Coal Company                                                Delaware
Carbones Peabody de Venezuela, C.A.                                 Venezuela
Charles Coal Company                                                Delaware
Cleaton Coal Company                                                Delaware
Coal Properties Corp.                                               Delaware
Coal Reserve Holding Limited Liability No. 1                        Delaware
Coal Reserve Holding Limited Liability No. 2                        Delaware
Colony Bay Coal Company                                             West Virginia
Cook Mountain Coal Company                                          Delaware
Cottonwood Land Company                                             Delaware
Cyprus Creek Land Company                                           Delaware
Cyprus Creek Land Resources, LLC                                    Delaware
EACC Camps, Inc.                                                    West Virginia
Eagle Coal Company                                                  Indiana
Eastern Associated Coal Corp.                                       West Virginia
Eastern Royalty Corp.                                               Delaware
Empire Marine, LLC                                                  Indiana
Falcon Coal Company                                                 Indiana
Gallo Finance Company                                               Delaware
GIBCO Motor Express, LLC                                            Indiana
Gold Fields Chile, S.A.                                             Delaware
Gold Fields Mining Corporation                                      Delaware
Gold Fields Operating Co. - Ortiz                                   Delaware
Grand Eagle Mining, Inc.                                            Kentucky
Hayden Gulch Terminal, Inc.                                         Delaware
Highland Mining Company                                             Delaware
Highwall Mining Services Company                                    Delaware
Hillside Mining Company                                             West Virginia
Independence Material Handling Company                              Delaware
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
Indian Hill Company                                                 Delaware
Interior Holdings Corp.                                             Delaware
James River Coal Terminal Company                                   Delaware
Jarrell's Branch Coal Company                                       Delaware
Juniper Coal Company                                                Delaware
Kanawha River Ventures I, LLC                                       West Virginia
Kayenta Mobile Home Park, Inc.                                      Delaware
Lemon Grove Investments Pty. Ltd.                                   Australia
Logan Fork Coal Company                                             Delaware
Martinka Coal Company                                               Delaware
Midco Supply and Equipment Corporation                              Illinois
Midwest Coal Acquisition Corp.                                      Delaware
Mountain View Coal Company                                          Delaware
Mustang Energy Company, L.L.C.                                      Delaware
New Whitwood Collieries Pty. Ltd.                                   Australia
Newhall Funding Company                                             Massachusetts
North Page Coal Corp.                                               West Virginia
NRGenerating Holdings (No. 17) B.V.                                 Netherlands
NRGenerating Holdings (No. 9) B.V.                                  Netherlands
Ohio County Coal Company                                            Kentucky
Patriot Coal Company, L.P.                                          Delaware
P&L Receivables Company LLC                                         Delaware
PDC Partnership Holdings, Inc.                                      Delaware
PEC Equipment Company, LLC                                          Delaware
Peabody America, Inc.                                               Delaware
Peabody (Kogan Creek) Pty Ltd.                                      Australia
Peabody (Wilkie Creek) Pty Ltd.                                     Australia
Peabody Archveyor, L.L.C.                                           Delaware
Peabody Baralaba Investments Pty Limited                            Australia
Peabody Coal Company                                                Delaware
Peabody COALSALES Company                                           Delaware
Peabody COALTRADE Australia Pty Limited                             Australia
Peabody COALTRADE, Inc.                                             Delaware
Peabody Development Company, LLC                                    Delaware
Peabody Development Land Holdings, LLC                              Delaware
Peabody Energy Australia Pty Limited                                Australia
Peabody Energy Generation Holding Company                           Delaware
Peabody Energy Investments, Inc.                                    Delaware
Peabody Energy Solutions, Inc.                                      Delaware
Peabody Fuels Pty Ltd.                                              Australia
Peabody Holding Company, Inc.                                       New York
Peabody Minerals Pty. Limited                                       Australia
Peabody Natural Gas, LLC                                            Delaware
Peabody Natural Resources Company                                   Delaware
Peabody PowerTree Investments, LLC                                  Delaware
Peabody Recreational Lands, L.L.C.                                  Delaware
Peabody Southwestern Coal Company                                   Delaware
Peabody Surat Pty Ltd.                                              Australia
Peabody Terminals, Inc.                                             Delaware
Peabody Venezuela Coal Corp.                                        Delaware
Peabody-Waterside Development, L.L.C.                               Delaware
Peabody Western Coal Company                                        Delaware
PG Investments One, L.L.C.                                          Delaware
PG Investments Two, L.L.C.                                          Delaware
PG Investments Three, L.L.C.                                        Delaware
PG Investments Four, L.L.C.                                         Delaware
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
PG Investments Five, L.L.C.                                         Delaware
PG Investments Six, L.L.C.                                          Delaware
PG Power Sales One, L.L.C.                                          Delaware
PG Power Sales Two, L.L.C.                                          Delaware
PG Power Sales Three, L.L.C.                                        Delaware
PG Power Sales Four, L.L.C.                                         Delaware
PG Power Sales Five, L.L.C.                                         Delaware
PG Power Sales Six, L.L.C.                                          Delaware
PG Power Sales Seven, L.L.C.                                        Delaware
PG Power Sales Eight, L.L.C.                                        Delaware
PG Power Sales Nine, L.L.C.                                         Delaware
PG Power Sales Ten, L.L.C.                                          Delaware
PG Power Sales Eleven, L.L.C.                                       Delaware
PG Power Sales Twelve, L.L.C.                                       Delaware
Pine Ridge Coal Company                                             Delaware
Point Pleasant Dock Company, LLC                                    Delaware
Pond Creek Land Resources, LLC                                      Delaware
Pond River Land Company                                             Delaware
Porcupine Productions, LLC                                          Delaware
Porcupine Transportation, LLC                                       Delaware
Powder River Coal Company                                           Delaware
Prairie State Generating Company, LLC                               Delaware
Rio Escondido Coal Corp.                                            Delaware
Rivers Edge Mining, Inc.                                            Delaware
Riverview Coal Terminal Pty. Ltd.                                   Australia
Riverview Terminal Company                                          Delaware
Seneca Coal Company                                                 Delaware
Sentry Mining Company                                               Delaware
Snowberry Land Company                                              Delaware
Star Lake Energy Company, L.L.C                                     Delaware
Sterling Smokeless Coal Company                                     West Virginia
Sugar Camp Properties                                               Indiana
Thoroughbred Generating Company, LLC                                Delaware
Thoroughbred Mining Company, L.L.C.                                 Delaware
Thoroughbred, L.L.C.                                                Delaware
Tiaro Coal Pty. Ltd.                                                Australia
Waterside-Marissa Development, L.L.C.                               Delaware
Williamsville Coal Company, LLC                                     Delaware
Yankeetown Dock Corporation                                         Indiana
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All subsidiaries are doing business under their respective names as listed above. Peabody Natural Resources Company is a Delaware general partnership that also does business under the name of its operating division, Lee Ranch Coal
Company.